Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 454-8898
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS FIRST QUARTER 2011 RESULTS

Sunnyvale, Calif. — May 9, 2011 — Zoran Corporation (Nasdaq: ZRAN), a leading provider of digital solutions for applications in the digital entertainment and digital imaging markets, today reported results for its first quarter ended March 31, 2011.

Revenues for the first quarter of 2011 were $84.9 million, compared to $74.2 million for the previous quarter and $90.5 million for the first quarter of 2010. The Company reported a first quarter GAAP net loss of $30.4 million, or $0.62 per share, which compares with a GAAP net loss of $32.9 million, or $0.67 per share, for the previous quarter and a GAAP net loss of $4.0 million, or $0.08 per share, for the first quarter of the prior year.

Non-GAAP net loss for the first quarter was $21.3 million, or $0.43 per share, which excludes $1.5 million of amortization of acquired intangible assets, $1.8 million of restructuring expenses, $2.3 million of acquisition related expenses, $1.9 million related to shareholder consent revocation activities, $3.9 million of stock-based compensation expenses, and includes an adjustment of $2.4 million for the tax provision to a non-GAAP rate. This compares with a non-GAAP net loss of $15.2 million, or $0.31 per share, for the previous quarter, and a non-GAAP net loss of $1.4 million, or $0.03 per diluted share for the same period last year.

“During the first quarter we achieved a number of new design wins with new customers in DTV, including several tier-one manufacturers which was consistent with our goals and resulted in an expanded and more diversified customer base,” said Dr. Levy Gerzberg, president and chief executive officer of Zoran. “In printer imaging, momentum continued to build around our laser solutions which address both color and monochrome printers, and we achieved multiple deployments of our proprietary IPS software with new and existing customers. In our set-top-box product line, which includes Broadband-receivers, we saw new design wins and deployment of our solution with operators in India. While we are seeing slower than anticipated adoption of Docsis 3.0, continued demand for the traditional Docsis 2.0 slightly offset the shortfall. DVD continued to increase profits as we harvest end-of-life revenues.

“In digital camera, our results were in-line with previous expectations for the first quarter. We are pleased to announce that, during the quarter, we secured a new design win from one of the few remaining large tier-one manufacturers who were not already buying our COACH processor. We expect this new customer to begin contributing to revenue starting in the third quarter of this year.

“While our camera team continues to execute well, Cisco’s recently announced decision to exit the video camcorder segment will negatively impact digital camera revenues in the second quarter and balance of the year. However, as a result of Zoran’s leading market position and broad customer base, we believe that our other COACH customers will eventually fill a good portion of the market void, generating increased demand for our COACH processors. Combined with the aforementioned new customer, we expect digital camera revenues to grow significantly in the third quarter.

“During the quarter and driven by the tragedy in Japan, we saw cautious order patterns from customers across all of our core markets. However, we are already seeing signs of recovery as optimism builds and while outlook for the second quarter is relatively flat, the third quarter is expected to show significant revenue growth.”

Dr. Gerzberg continued, “Zoran is fully committed to move towards the completion of our pending merger with CSR plc, which is expected to close by the end of the second quarter. We remain excited about the possibilities presented by our highly complementary and synergistic technology and product portfolios and the resulting opportunities for integration.”

Recent Highlights

•

Zoran’s revenues by product line for the first quarter of 2011 were 39 percent Digital Camera, 25 percent STB (includes broadband receivers), 18 percent Printer Imaging, 11 percent DTV, and 7 percent DVD

•	Zoran signs definitive agreement to merge with CSR Plc

•	Zoran and Software Imaging Limited launch new Universal driverless printing solution for Smartphones & Tablets

•	Zoran secures new design win for COACH with one of the few remaining tier one customers who is not already a customer

•	Zoran delivered customer samples of COACH 14 which will power a new generation of high end cameras and secured several top tier designs with the product

•	Zoran demonstrates DTV and Set-Top-Box platforms for worldwide manufacturers at CCBN in Beijing

•	Zoran demonstrates Set-Top platforms for Pay Satellite manufacturers at Convergence India in New Delhi

•	Zoran demonstrated to customers its Android TV platform based on its new SupraHD DTV processor

Future Outlook

The following forward-looking statements are based on our current expectations and reflect expectations regarding the impact of Cisco’s exit of the video camcorder market as well as the tragedy in Japan among other factors, and actual results may differ materially.

Zoran currently expects revenues for the second quarter of 2011 to range between $80 million and $85 million, with gross margins ranging between 52 and 53 percent. The Company expects to record a second quarter GAAP net loss in the range of $0.50 to $0.53 per share on approximately 50 million shares. On a non-GAAP basis, which excludes acquisition-related amortization costs and stock-based compensation expenses, the Company expects to record a second quarter net loss of $0.40 to $0.43 per share.

Zoran expects a significant increase in revenues for the third quarter of 2011 and expects to be profitable on a non-GAAP basis in the second half of 2011.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, including non-GAAP net income (loss) and non-GAAP EPS that excludes charges such as amortization of acquired intangible assets, acquisition related expenses, stock-based compensation expense, restructuring expense, shareholder consent revocation expenses, and associated income tax adjustments. Non-GAAP results are reconciled to GAAP results on the attached Schedule.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP financial information, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP financial information, is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for the digital entertainment and digital imaging markets. With over two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications and Connect Share Entertain™ technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top box, broadband receivers (silicon tuners), DVD, digital camera, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, France, Germany, India, Israel, Japan, Korea, Taiwan, and the U.K., Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements that reflect the Company’s current views of future events and future financial performance, including each of the chief executive officer quotations, and the material presented under “Future Outlook,” including statements regarding the Company’s future results of operations including in the second and third quarters of 2011, business prospects, and statements regarding potential design wins, new customer sales contribution, prospects and expectations for our COACH line of digital camera products in light of Cisco’s decision to terminate its Flip product, the prospects of various business lines, and expectations regarding the timing of closing the CSR transaction. These forward-

looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is currently expected, including risks associated with the earthquake and related nuclear accident in Japan; risks associated with the Company’s ability to acquire new, and increase its business from current, customers; potential declines in the Company’s sales as a result of the continuing global economic slowdown that could continue to reduce demand for consumer electronic and other products; the impact of Cisco’s decision to discontinue its Flip product line on the Company’s results of operations, including that new customers may not buy COACH products as anticipated, inability to close or delays in closing the CSR transaction due to failure of or any delay in the satisfaction of any condition precedent or otherwise; continued tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; the impact of further ASP declines; the Company’s dependence on sales to a limited number of large customers; cost and length of time required for new product development; timing and impact of new product introductions by the Company and its competitors, and of transitions away from older products; intense competition in the Company’s markets and in the markets in which its customers operate; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; reliance on international operations, particularly operations in Israel; the possibility of disruption from the consent solicitation making it more difficult to maintain business and operational relationships; disruption or uncertainty caused by future shareholder actions, including by Ramius Group;. Please refer to the discussion of the risks and uncertainties under the caption “Risk Factors” and elsewhere in Forms 10-K, 10-Q and 8-K filed by the Company with the SEC for further information regarding risks and uncertainties that could cause actual results or events to differ materially from those contained in the forward-looking statements included in this press release. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Zoran the Zoran logo and SupraHD are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States and/or other countries. All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Hardware product revenues	$72,877	$79,050
Software and other revenues	12,043	11,401

Total revenues	84,920	90,451
Costs and expenses:
Cost of hardware product revenues	40,926	43,720
Research and development	35,285	26,114
Selling, general and administrative	31,995	23,011
Amortization of intangibles	1,511	109
Acquisition related expenses	2,307	—
Restructuring expense	1,841	—
Shareholder consent revocation expense	1,860	—
IP licensing related settlements	—	1,115

Total costs and expenses	115,725	94,069

Operating loss	(30,805)	(3,618)

Interest and other income, net	867	2,349

Loss before income taxes	(29,938)	(1,269)

Provision for income taxes	428	2,700

Net loss	$(30,366)	$(3,969)

Basic and diluted net loss per share	$(0.62)	$(0.08)

Shares used to compute basic and diluted net loss per share	49,079	51,174

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2011		2010
GAAP net loss	$(30,366)		$(3,969)
Adjusting items to GAAP net loss:
Operating expenses related to stock based compensation expense	3,945	(a)	2,196	(a)
Amortization of intangibles	1,511	(b)	109	(b)
Acquisition related expenses	2,307	(c)	—
Restructuring expense	1,841	(d)	—	(d)
Shareholder consent revocation expense	1,860	(e)	—
IP licensing related settlements	—		1,115	(f)
Provision for income taxes	(2,362)	(g)	(900)	(g)

Non-GAAP net loss	$(21,264)	(h)	$(1,449)	(h)

Non-GAAP basic and diluted net loss per share	$(0.43)	(h)	$(0.03)	(h)

Shares used to compute non-GAAP basic and diluted net loss per share	49,079		51,174

(a)	This adjustment reflects the stock-based compensation expense recorded under ASC 718-10. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(b)	This adjustment represents the amortization of intangible assets associated with the acquisition of Let It Wave, Inc. in June 2008 and Microtune, Inc. in November 2010. Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating its core operating performance. (see (h) below)
(c)	This adjustment represents acquisition expenses associated with the pending merger with CSR plc and the acquisition of Microtune, Inc. which was completed during the fourth quarter of 2010. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(d)	This adjustment reflects various restructuring expenses recorded by the Company during the quarter ended March 31, 2011 in order to reduce ongoing operating costs. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(e)	This amount represents the shareholder consent revocation expenses associated with our Ramius shareholder. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(f)	This adjustment reflects non-recurring expenses associated with IP licensing related settlements. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)
(g)	This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. This adjustment is made by the Company when it evaluates its continuing operational performance. (see (h) below)
(h)	The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating performance. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2011	December 31, 2010
ASSETS

Current assets:
Cash and short-term investments	$251,479	$261,266
Accounts receivable, net	25,065	22,815
Inventory	42,923	48,139
Prepaid expenses and other current assets	21,554	22,379

Total current assets	341,021	354,599

Property and equipment, net	16,347	16,959
Other assets	78,769	82,006
Intangible assets, net	54,456	53,825

Total assets	$490,593	$507,389

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$33,497	$25,158
Accrued expenses and other liabilities	43,358	42,236

Total current liabilities	76,855	67,394

Long term liabilities	38,367	38,517

Stockholders’ equity:
Common stock	49	49
Additional paid-in capital	861,827	857,154
Accumulated other comprehensive income	1,053	1,467
Accumulated deficit	(487,558)	(457,192)

Total stockholders’ equity	375,371	401,478

Total liabilities and stockholders’ equity	$490,593	$507,389

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 415-454-8898, or bonnie@avalonir.com
Web site: http://www.zoran.com
(ZRAN)